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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): September 8, 2006


                             ORION HEALTHCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                  001-16587                   58-1597246
(State or Other Jurisdiction       (Commission               (I.R.S. Employer
      of Incorporation)            File Number)           Identification Number)


                        1805 Old Alabama Road, Suite 350
                                Roswell, GA 30076
               (Address of Principal Executive Offices) (Zip Code)

                                 (678) 832-1800
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1      Registrant's Business and Operations

Item 1.01      Entry into a Material Definitive Agreement

               On July 12, 2005, Orion HealthCorp, Inc. ("the Company") was named as a defendant in a suit entitled American International Industries, Inc. ("AII") vs. Orion HealthCorp, Inc. (previously known as SurgiCare, Inc.), Keith G. LeBlanc, Paul Cascio, Brantley Capital Corporation, Brantley Venture Partners III, L.P., Brantley Partners IV, L.P. (collectively, "the Named Defendants") and UHY Mann Frankfort Stein & Lipp CPAs, LLP ("UHY Mann") in the 80th Judicial District Court of Harris County, Texas, Cause No. 2005-44326. The case involved allegations that the Company made material and intentional misrepresentations regarding the financial condition of the parties to the acquisition and restructuring transactions effected on December 15, 2004 for the purpose of inducing AII to convert its SurgiCare Class AA convertible preferred stock into shares of the Company's Class A Common Stock. AII asserted that the value of its Class A Common Stock of Orion had fallen as a direct result of the alleged material misrepresentations by the Company. AII was seeking an aggregate of $7,600,000 in damages (actual damages of $3,800,000 and punitive damages of $3,800,000), and rescission of the agreement to convert the SurgiCare Class AA convertible preferred stock into Class A Common Stock.

               On September 8, 2006, the Company entered into a Settlement Agreement with a Joint and Mutual Release and Indemnity Agreement (the "Settlement Agreement") in which the claims by AII against the Named Defendants were fully settled as to all claims, with complete mutual releases for all of the Named Defendants and AII. Under the terms of the Settlement Agreement, AII will receive $750,000, paid primarily by various insurance carriers of the Named Defendants, on or before 45 days from the execution of the Settlement Agreement. As part of the Settlement Agreement, the Named Defendants vigorously denied any liability and AII acknowledged the highly disputed nature of its claims against the Named Defendants. Both the Named Defendants and AII acknowledged that the Settlement Agreement was made as a compromise to avoid further expense and to terminate for all time the controversy underlying the lawsuit.

               A copy of the Settlement Agreement is attached as Exhibit 10.1 to this current report.

Item 7.01      Regulation FD Disclosure

               On September 14, 2006, the Company issued a press release that it had reached a settlement of the legal matter referenced in Item
               1.01 above. The press release is attached as Exhibit 99.1 to this current report.


Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits - The following exhibits are furnished as part of this current report:

Exhibit        Description
10.1           Settlement Agreement with a Joint and Mutual Release and
               Indemnity Agreement, dated September 8, 2006, by and among
               American International Industries, Inc., International
               Diversified Corporation, Ltd. and Daniel Dror II as Claimants and
               Orion HealthCorp, Inc., Brantley Capital Corporation, Brantley
               Venture Partners III, L.P., Brantley Partners IV, L.P., Keith G.
               LeBlanc and Paul Cascio as Defendants
99.1           Copy of press release issued by the Company on September 14,
               2006.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             ORION HEALTHCORP, INC.


                             By: /s/ Stephen H. Murdock
                                 ----------------------
                                 Stephen H. Murdock
                                 Chief Financial Officer



Date: September 14, 2006







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                                  EXHIBIT INDEX

Exhibit
Number          Description of Exhibits
-------         -----------------------

10.1 Settlement Agreement with a Joint and Mutual Release and Indemnity Agreement, dated as of September 8, 2006, by and among American International Industries, Inc., International Diversified Corporation, Ltd. and Daniel Dror II as Claimants and Orion HealthCorp, Inc., Brantley Capital Corporation, Brantley Venture Partners III, L.P., BrantleyPartners IV, L.P., Keith G. LeBlanc and Paul Cascio as Defendants

99.1 Copy of press release issued by the Company on September 14, 2006.